Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


        We consent to the incorporation by reference in this Registration Statement of NorthWestern Corporation on Form S-8 of our report dated March 15, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the bankruptcy proceedings described in Note 1, the going concern uncertainty described in Note 3, the change in methods of accounting for asset retirement obligations and company obligated mandatorily redeemable preferred securities in 2003 described in Note 4, and the change in the method of accounting for goodwill and other intangible assets in 2002 described in Note
6) relating to the financial statements and financial statement schedule of NorthWestern Corporation, appearing in the Annual Report on Form 10-K of
NorthWestern Corporation for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------

Minneapolis, Minnesota
January 28, 2005



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